UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 18, 2012

Date of Report

(Date of earliest event reported)

SOCKET MOBILE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13810	94-3155066
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39700 Eureka Drive

Newark, CA 94560

(Address of principal executive offices, including zip code)

(510) 933-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 21, 2012, Socket Mobile, Inc. (the “Company”) received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (the “Staff”) confirming that the Company’s stockholders’ equity as of March 31, 2012 of $2,445,759 was below the minimum stockholders’ equity of $2,500,000 required for continued listing on the Nasdaq Capital Market as set forth in Marketplace Rule 5550(b)(1) (the “Rule”). They requested that the Company submit a plan (the “Plan”) by July 5, 2012 to return to compliance with the minimum stockholders’ equity listing requirement. The receipt of this letter was previously reported by the Company in a press release and a Form 10-K on May 25, 2012.

On July 3, 2012, the Company submitted to the Staff a Plan to regain compliance with the Rule. On July 18, 2012, the Staff provided written notification to the Company that the Staff would deny the Company’s request for an extension of time for the Company to regain compliance with the Rule. The Company may appeal this determination which would be reviewed by a Hearings Panel. Absent such appeal, the Company’s common stock will be delisted from the Nasdaq Capital Market at the opening of business on July 27, 2012 and will commence trading on the OTC Markets under its current trading symbol SCKT. The Company does not plan to appeal this determination.

The full text of the Company's press release concerning its receipt of a delisting letter from the Nasdaq Stock Market Listings Qualification Department and expectations of commencing trading on the OTC Markets is furnished with this report as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated July 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCKET MOBILE, INC.

By:	/s/ David W. Dunlap
Name: David W. Dunlap Vice President, Finance and Administration and Chief Financial Officer

Date: July 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated July 24, 2012